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                                                                    Exhibit 3.13

                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                             SANDIA OIL & GAS CORP.

                                    ARTICLE I

                                     OFFICES

     Section 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be 909 N.E. Loop 410, Suite 818, San Antonio, Texas 78209, or such other place as the Board of Directors may from time to time designate.

     Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1. TIME AND PLACE OF MEETING. All meetings of the shareholders shall be held at such time and at such place within or without the State of Texas as shall be determined by the Board of Directors.

     Section 2. ANNUAL MEETINGS. The annual meetings of the shareholders shall be held during the month of September each year, at such place within or without the State of Texas, on such day, and at such time as the Board of Directors shall determine by resolution and set forth in the notice of the meeting. At such annual meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     Section 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Chairman of the Board, President or the Board of Directors, and shall be called by the Chairman of the Board, President or Secretary at the request in writing of the holders of not less than ten percent (10%) of all the shares issued, outstanding and entitled to vote at the proposed special meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

     Section 4. NOTICE. Written or printed notice stating the place, day and hour of any shareholders' meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the

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President, Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the shareholder at his address as it appears on the share transfer records of the Company. Any notice required to be given to a shareholder pursuant to this Section 4 or any other provision of these Bylaws, the Articles of Incorporation of the Company or any provision of the Texas Business Corporation Act (herein called the "Act") need not be given to such shareholder if (a) notice of two (2) consecutive annual meetings of shareholders of the Company, and all notices of meetings of shareholders of the Company held during the period between such annual meetings, if any, or (b) all (but in no event less than two (2)) payments (if sent by first class mail) of distributions or interest on securities of the Company during any twelve-month period, have been mailed to such shareholder at his address as shown on the share transfer records of the Company and have been returned undeliverable, and any action or meeting of shareholders of the Company taken or held without notice to such shareholder shall have the same force and effect as if notice had been duly given to such shareholder; provided, however, that if such shareholder delivers to the Company a written notice setting forth his or her then current address, the requirement that notice be given to such shareholder shall be reinstated.

     Section 5. RECORD DATE. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (l0) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

     For purposes of determining the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors does not fix the record date, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company at its registered office in the State of Texas or its principal place of business. If the Board of Directors does not fix the record date, and prior action by the Board of Directors is necessary, the record date for determining the shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     Section 6. QUORUM. The holders of a majority of the issued and outstanding shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Act or the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time,

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without notice other than announcement at the meeting, until a quorum shall be present or represented. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

     Section 7. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote shall be the act of the shareholders, unless the vote of a different number is required by the Act, Articles of Incorporation or any other provision of these Bylaws. When a quorum is present at any meeting at which directors are to be elected, a plurality of votes cast by the holders of all of the outstanding shares entitled to vote in the election of Directors shall be sufficient to elect a director.

     Section 8. PROXY. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Company prior to or at the time of the meeting. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder or by his duly authorized attorney-in-fact, shall be treated as an execution in writing for purposes of this Section 8. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of:

          (a)  a pledgee;

          (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares covered by such proxy;

          (c) a creditor of the Company who extended credit to the Company under terms requiring appointment of the creditor as proxy;

          (d) an employee of the Company whose employment contract requires appointment of the employee as proxy; and

          (e) a party to a voting agreement entered into pursuant to and in compliance with applicable provisions of the Act.

     Section 9. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, and such consent shall have the same force and effect as a vote of shareholders. Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Company in the manner required by this Section 9, a consent or consents signed by the holder or holders of shares having not less than the minimum

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number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, its principal place of business, or an officer or agent of the Company having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery may be by hand or certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the president or principal executive officer of the Company. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action

     Section 10. MEETINGS BY CONFERENCE TELEPHONE. Shareholders may participate in and hold meetings of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. NUMBER OF DIRECTORS. The number of directors of the Company shall be no less than one (1) nor more than five (5), as may be determined by resolution adopted by the directors at the annual meeting, but no decrease shall have the effect of reducing the term of any incumbent director. Directors shall be elected at the annual meeting of the shareholders, except as provided in
Section 2, and each director shall hold office until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. Directors need not be shareholders of the Company or residents of the State of Texas.

     Section 2. VACANCIES; REMOVAL. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 8 of this Article. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled only by election by the shareholders at an annual meeting or at a special meeting of shareholders called for that purpose. At any annual meeting of shareholders, or any special meeting called for such purpose, any director may be removed from office, for or without cause, even though his term may not have expired, by the affirmative vote of a majority in number of shares of the shareholders present.

     Section 3. GENERAL POWERS; VOTING. Except for circumstances in which the approval of the shareholders is required by the Act, the Articles of Incorporation, these Bylaws or by other non-waivable provisions of applicable law, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the

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direction of, the Board of Directors. In furtherance thereof, the Board of
Directors shall have exclusive duty, power and authority to manage, control and make all decisions and give (or withhold) all consents or approvals with respect to the business, operations, investments and affairs of the Company and its properties and to do all things which, in the judgment of the Board of Directors, are necessary, proper or desirable to carry out and exercise the foregoing authority. The vote of a majority of the directors at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 4. PLACE OF MEETINGS. Meetings of the Board of Directors, both regular and special, may be held either within or without the State of Texas, as determined by the Board of Directors.

     Section 5. ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of the shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

     Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on two days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of any two (2) directors.

     Section 8. QUORUM. At all meetings of the Board of Directors the presence of a majority of the number of directors fixed by Section 1 of this Article shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. COMMITTEES. The Board of Directors may designate committees consisting of one (1) or more directors, which committees shall have such authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

     Section 10. EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee with such members and powers as the Board shall determine by written resolution. Members of the Executive Committee need not be shareholders or directors of the Company.

     Section 11. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any directors

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from serving the Company in any other capacity and receiving compensation therefor.

     Section 12. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

     Section 13. MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in and hold a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.

     Section 14. RESIGNATIONS. Each director shall have the right to resign at any time upon written notice of such resignation to the President or Secretary of the Company. Unless otherwise specified in such written notice, the resignation shall take effect upon the receipt thereof, and acceptance of such resignation shall not be necessary to make same effective. Filling the vacancy left by a resigning director shall be filled pursuant to Section 2 of this Article.

     Section 15. INTERESTED DIRECTORS. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because such director's or directors' votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to such director's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (c) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders.

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     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

                                   ARTICLE IV

                                     NOTICES

     Section 1. FORM OF NOTICE. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws, notice is required to be given to any shareholder or director, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Company. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid.

     Section 2. WAIVER. Whenever any notice is required to be given to any shareholder or director of the Company under the provisions of the Act, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

     Section 3. ATTENDANCE AS WAIVER. Attendance of a director at a meeting of the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objection to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

     Section 1. IN GENERAL. The officers of the Company shall be elected by the Board of Directors and shall include a President and a Secretary. The Board of Directors may also, if it chooses to do so, elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, all of whom shall also be officers. Two or more offices may be held by the same person.

     Section 2. ELECTION. The Board of Directors at its first meeting after each annual meeting of the shareholders shall elect a President, a Vice President, a Secretary and a Treasurer and may elect such other officers and agents as it shall deem necessary and may determine the salaries of all officers and agents from time to time. Each officer shall hold office until his or her successor is elected and qualified, or until such officer's earlier death, resignation or removal. Subject to any contractual rights of an officer, any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the full Board of

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Directors. Subject to any contractual rights of the Company, any officer may resign at any time upon giving written notice to the Company. Election or appointment of an officer or agent shall not of itself create a contractual right of employment for such officer. Unless otherwise specified by the Board of Directors at the time of election or appointment, or in an employment contract approved by the Board of Directors, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of shareholders. Any two or more offices may be held by the same person.

     Section 3. CHAIRMAN. The Chairman of the Board of Directors shall be a member of the Board of Directors and shall preside at all meetings of the shareholders and the Board of Directors and shall have such other powers as may from time to time be assigned by the Board of Directors.

     Section 4. PRESIDENT. The President shall be the chief executive officer of the Company, shall preside at all meetings of the shareholders and the Board of Directors in the absence of the Chairman of the Board, and shall have the general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to any prior approval of the Board of Directors that may be required, the President shall have the authority to execute all contracts, mortgages, conveyances or other legal instruments in the name of and on behalf of the Company, but this provision shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Company.

     Section 5. VICE PRESIDENTS. The Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors shall prescribe.

     Section 6. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any other committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall carry out such duties. The Secretary shall keep in safe custody the seal of the Company.

     Section 7. ASSISTANT SECRETARIES. Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 8. TREASURER. The Treasurer shall have the custody of all corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements of the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors,

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taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all such transactions as Treasurer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 9. ASSISTANT TREASURERS. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the President.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

     Section 1. FORM OF CERTIFICATES. The Company shall be authorized to deliver certificates representing all shares to which shareholders are entitled. Certificates representing shares of the Company shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Company as they are issued. Each certificate shall state upon the face thereof the holder's name, the number, class of shares, and the par value of the shares or a statement that the shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Company or a facsimile thereof if the Company shall then have a seal. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Company or an employee of the Company, the signatures of the Company's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Company or its agents, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company.

     Section 2. RESTRICTION ON TRANSFER OF SHARES. If any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the Company, as permitted by law, the Articles of Incorporation and these Bylaws, such restriction shall be noted conspicuously on each certificate representing shares in accordance with applicable law.

     Section 3. VOTING AGREEMENTS. A written counterpart of any voting agreement entered into among any number of shareholders of the Company, or any number of shareholders of the Company and the Company itself, for the purpose of providing that shares of the Company shall be voted in the manner prescribed in the agreement shall be deposited with the Company at its principal place of business or registered office and shall be subject to the same right of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company. The existence of the agreement shall be noted conspicuously on the certificate representing the shares that are subject to the agreement.

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     Section 4. LOST CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed and may impose any other reasonable requirement.

     Section 5. TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the Company by the holder thereof in person or by such holder's duly authorized attorney and, upon surrender to the Company or to the transfer agent of the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company or the transfer agent of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6. REGISTERED SHAREHOLDERS. The Company shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. DIVIDENDS. Dividends upon the outstanding shares of the Company, subject to the provisions of the Act and of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property or in shares of the Company, or any combination thereof, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty
(60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

     Section 2. FISCAL YEAR. The fiscal year of the Company shall be the twelve-month period ending December 3l each year unless otherwise determined and fixed by resolution of the Board of Directors.

     Section 3. SEAL. The Company may have a seal and said seal may be used by causing it

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or a facsimile thereof to be impressed or affixed or in any manner reproduced.
Any officer of the Company shall have authority to affix the seal to any document requiring it.

     Section 4. FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board of Directors.

     Section 5. RELIANCE UPON BOOKS, REPORTS AND RECORDS. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person's duties, be protected to the fullest extent permitted by law in relying upon the records of the Company and upon information, opinion, reports or statements presented to the Company.

     Section 6. APPLICATION OF BYLAWS. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the State of Texas or of any other governmental body or power having jurisdiction over this Company, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects by in full force and effect.

                                  ARTICLE VIII

                                    INDEMNITY

     Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Company shall indemnify, to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Texas, any person made, or threatened to be made, a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director, advisory director or officer of the Company, or served another Company, partnership, joint venture, trust or other enterprise as a director, advisory director, officer, employee or agent at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Board of Directors in its discretion shall have the power on behalf of the Company to indemnify similarly any person, other than a director, advisory director or officer, made a party to any action, suit or proceeding by reason of the fact that he is or was an employee or agent of the Company. The provisions of this Article VIII shall be applicable to persons who have ceased to be directors, advisory directors, officers, employees or agents of the Company and shall inure to the benefit of their heirs, executors and administrators.

     Section 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in Section 1 of this Article VIII to directors officers of the Company.

     Section 3. INDEMNIFICATION NOT EXCLUSIVE. The rights of indemnification and reimbursement provided for in Section 1 of this Article shall not be deemed exclusive of any

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other rights to which such director or officer may be entitled under the
Articles of Incorporation, any bylaws, agreement, vote of shareholders, or as a matter of law or otherwise.

                                   ARTICLE IX

                                     BYLAWS

     Section 1. AMENDMENTS. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular meeting or at any special meeting called for that purpose.

     Section 2. WHEN BYLAWS SILENT. It is expressly recognized that when the Bylaws are silent as to the manner of performing any corporate function, the provisions of the Act shall control.

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                            CERTIFICATE OF SECRETARY

     The undersigned does hereby certify that (i) he or she is the duly elected and qualified Secretary of Sandia Oil & Gas Corp., a Texas corporation (the "Company"), and (ii) the foregoing is a true and correct copy of the Amended and Restated Bylaws of the Company reviewed and adopted by the Board of Directors of the Company on January 20, 2003.

                                         /s/    Chris E. Williford
                                                ------------------
                                                Secretary

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